Electronic Articles of Incorporation
For

P15000011965
FILED
February 05, 2015
Sec. Of State
msolomon

REGULUS CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

REGULUS CORPORATION

Article II

The principal place of business address:

423 MAIN STREET, 3RD FLOOR
ROCKLAND, ME. 04841

The mailing address of the corporation is:

PO BOX 3250
WINDERMERE, FL. 34786

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10,000,000

Article V

The name and Florida street address of the registered agent is:

RYS & COMPANY MANAGEMENT LLC
9413 WOODBREEZE BLVD.
WINDERMERE, FL. 34786

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JAMES JENKINS

P15000011965
FILED
February 05, 2015
Sec. Of State
msolomon

Article VI

The name and address of the incorporator is:

RYS & COMPANY MANAGEMENT LLC
PO BOX 3250

WINDERMERE, FL 34786

Electronic Signature of Incorporator: JAMES JENKINS

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
DAVID EMERY
423 MAIN STREET, 3RD FLOOR
ROCKLAND, ME. 04841

Article VIII

The effective date for this corporation shall be:

02/01/2015